SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Note and Warrants.

On April 15, 2010, Alamo Energy Corp. (the “Registrant”) entered into a senior secured convertible promissory note with Eurasian Capital Partners Limited (“Eurasian”) in exchange for $250,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share. This brief description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report. In connection with the Note, Eurasian also received warrants to purchase two hundred fifty thousand (250,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.  This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.2 to this report.

The Note and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Participation Agreement.

On April 16, 2010, the Registrant entered into a Participation Agreement (the “Agreement”) with WEJCO, Inc., located in Texas (“WEJCO”), to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well in Brown County, Texas, in exchange for the Registrant’s cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to the Registrant.  The subject of the Agreement is the Duffer Re-entry Prospect, Hubbard H-1 well, located in Brown County, Texas, and the project involves re-entering the well or drilling a substitute well if the re-entry fails.  The Agreement also provides for WEJCO and the Registrant to enter into an operating agreement whereby WEJCO will be designated the operator of the well, but that the Registrant will receive an interest in the net revenue of the project, as set forth in an exhibit attached to the Agreement.

This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.3 to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Senior Secured Convertible Promissory Note.
10.2	Form of Warrants.
10.3	Participation Agreement with WEJCO, Inc., dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: April 20, 2010	By:	/s/ Philip Mann
Philip Mann Chief Financial Officer